Exhibit 99.1

The Wheeling Corporation and Subsidiaries

Consolidated Financial Statements
June 30, 2025 and 2024

The Wheeling Corporation and Subsidiaries

Report of Independent Auditors
To the Stockholder of The Wheeling Corporation and Subsidiaries
Opinion
We have audited the accompanying consolidated financial statements of The Wheeling Corporation and Subsidiaries, which comprise the consolidated balance sheets as of June 30, 2025 and 2024, and the related consolidated statements of income, comprehensive income, changes in stockholder’s equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.
In our opinion, the accompanying consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Wheeling Corporation and Subsidiaries as of June 30, 2025 and 2024, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of The Wheeling Corporation and Subsidiaries and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about The Wheeling Corporation and Subsidiaries’ ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.
Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements
Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.
In performing an audit in accordance with generally accepted auditing standards, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of The Wheeling Corporation and Subsidiaries’ internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about The Wheeling Corporation and Subsidiaries’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Bowers & Company

Syracuse, New York
September 30, 2025

THE WHEELING CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
June 30, 2025 and 2024

	June 30, 2025	June 30, 2024
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$19,386,210	$16,776,282
Marketable Securities	21,418,504	17,648,021
Accounts Receivable, Net	16,119,666	14,718,904
Materials and Supplies	6,936,540	9,851,655
Other Current Assets	9,015,656	3,653,560
Total Current Assets	72,876,576	62,648,422
PROPERTY AND EQUIPMENT — NET	314,910,520	293,753,111
OTHER ASSETS
Right of Use Asset - Operating Leases	20,742,423	22,397,109
Right of Use Asset - Financing Leases	46,140,017	7,373,375
Total Other Assets	66,882,440	29,770,484
TOTAL ASSETS	$454,669,536	$386,172,017

LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
Accounts Payable	$11,469,817	$7,616,568
Accounts Payable - Interline Freight	3,590,684	3,660,020
Accrued Payroll Liabilities	6,381,520	6,094,156
Other Current Liabilities	3,806,351	2,951,640
Current Portion of Operating Lease Liability	1,187,852	1,654,750
Current Portion of Financing Lease Liability	2,341,604	337,227
Current Portion of Long-Term Debt	—	1,390,744
Total Current Liabilities	28,777,828	23,705,105
LONG-TERM LIABILITIES
Deferred Income Taxes	55,378,000	52,555,000
Long-Term Operating Lease Liability	19,554,272	20,742,360
Long-Term Financing Lease Liability	43,954,183	7,036,148
Other Noncurrent Liabilities	1,959,368	2,039,411
Total Long-Term Liabilities	120,845,823	82,372,919
Total Liabilities	149,623,651	106,078,024
STOCKHOLDER'S EQUITY
Common Stock	1,000	1,000
Additional Paid-In Capital	11,231,496	11,231,496
Retained Earnings	317,309,375	293,928,108
Accumulated Other Comprehensive Income (Loss)	132,309	(80,644)
	328,674,180	305,079,960
Less: Treasury Stock	(23,628,295)	(24,985,967)
Total Stockholder's Equity	305,045,885	280,093,993
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$454,669,536	$386,172,017
See notes to consolidated financial statements.

THE WHEELING CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
Years Ended June 30, 2025 and 2024

	2025		2024
	Amount	Percent	Amount	Percent
REVENUES
Freight	$140,679,175	93.5	$141,157,947	93.4
Other Revenue	9,772,358	6.5	9,907,980	6.6
Total Revenues	150,451,533	100.0	151,065,927	100.0

OPERATING EXPENSES
Transportation	43,619,055	29.0	44,548,315	29.5
Maintenance of Way	17,608,173	11.7	16,826,291	11.1
Maintenance of Equipment	14,236,437	9.5	13,080,547	8.7
General and Administrative	31,587,180	21.0	32,950,452	21.8
Depreciation and Amortization	17,395,403	11.6	14,286,416	9.5
Total Operating Expenses	124,446,248	82.8	121,692,021	80.6
INCOME FROM OPERATIONS	26,005,285	17.2	29,373,906	19.4
OTHER INCOME — NET	8,530,480	5.7	10,036,349	6.6
INCOME BEFORE INCOME TAXES	34,535,765	22.9	39,410,255	26.0
INCOME TAX EXPENSE	3,674,498	2.4	4,725,029	3.1
NET INCOME	$30,861,267	20.5	$34,685,226	22.9
See notes to consolidated financial statements.

THE WHEELING CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Years Ended June 30, 2025 and 2024

	2025	2024
NET INCOME	$30,861,267	$34,685,226
OTHER COMPREHENSIVE INCOME (LOSS)
Unrealized Gain (Loss) on Marketable Securities:
Unrealized Holding Gain (Loss) Arising During Period	212,953	(80,644)
TOTAL COMPREHENSIVE INCOME	$31,074,220	$34,604,582
See notes to consolidated financial statements.

THE WHEELING CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY
Years Ended June 30, 2025 and 2024

	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total Equity
Balance, June 30, 2023	$1,000	$11,231,496	$277,942,882	$—	$(26,200,506)	$262,974,872
Net Income	—	—	34,685,226	—	—	34,685,226
Other Comprehensive Loss	—	—	—	(80,644)	—	(80,644)
Dividends Paid	—	—	(18,700,000)	—	—	(18,700,000)
Purchase of Partnership Interest	—	—	—	—	(1,415,210)	(1,415,210)
Issuance of Partnership Interest	—	—	—	—	2,629,749	2,629,749
Balance, June 30, 2024	$1,000	$11,231,496	$293,928,108	$(80,644)	$(24,985,967)	$280,093,993
Net Income	—	—	30,861,267	—	—	30,861,267
Other Comprehensive Income	—	—	—	212,953	—	212,953
Dividends Paid	—	—	(7,480,000)		—	(7,480,000)
Purchase of Partnership Interest	—	—	—	—	(42,798)	(42,798)
Issuance of Partnership Interest	—	—	—	—	1,400,470	1,400,470
Balance, June 30, 2025	$1,000	$11,231,496	$317,309,375	$132,309	$(23,628,295)	$305,045,885
See notes to consolidated financial statements.

THE WHEELING CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
Years Ended June 30, 2025 and 2024

	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$30,861,267	$34,685,226
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Gain on Sale of Property and Equipment	(330,299)	(98,260)
Depreciation and Amortization	15,253,924	14,286,416
Realized (Gain) Loss on Marketable Securities	(150,297)	87,722
Amortization of Right of Use Asset - Finance Leases	2,141,479	—
Right of Use Asset - Operating Leases	1,654,686	2,244,163
Compensation - Issuance of Partnership Interest	1,400,470	2,629,749
Credit Loss Expense (Recovery)	425,000	(256,706)
Deferred Income Taxes	2,823,000	3,251,000
(Increase) Decrease in Operating Assets
Accounts Receivable	(1,825,762)	1,671,841
Materials and Supplies	2,915,115	(2,491,649)
Other Current Assets	(5,362,096)	(281,931)
Increase (Decrease) in Operating Liabilities
Accounts Payable	3,893,249	1,200,997
Accounts Payable - Interline Freight	(69,336)	1,199,726
Accrued Payroll Liabilities	287,364	220,916
Other Liabilities	734,668	14,364
Operating Lease Liability	(1,654,986)	(2,244,162)
Net Cash Provided By Operating Activities	52,997,446	56,119,412
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from Sale of Property and Equipment	356,495	138,172
Purchase of Property and Equipment	(36,437,529)	(32,419,641)
Net Purchases of Marketable Securities	(3,407,233)	(5,535,621)
Net Cash Used In Investing Activities	(39,488,267)	(37,817,090)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on Finance Lease Liability	(1,985,709)	—
Purchase of Partnership Interest	(42,798)	(1,415,210)
Payments on Long-Term Debt	(1,390,744)	(1,390,744)
Payments of Dividends	(7,480,000)	(18,700,000)
Net Cash Used In Financing Activities	(10,899,251)	(21,505,954)
Net Increase (Decrease) in Cash	2,609,928	(3,203,632)
Cash, Beginning of Year	16,776,282	19,979,914
Cash, End of Year	$19,386,210	$16,776,282
See notes to consolidated financial statements.

THE WHEELING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2025 and 2024

NOTE 1 — ORGANIZATION AND NATURE OF OPERATIONS
Nature of Operations
The Wheeling Corporation (the “Company”) is a holding company of which the principal subsidiary is Wheeling & Lake Erie Railway Company (“W&LE”), a freight railroad, which operates in Ohio, Pennsylvania, West Virginia, and Maryland. W&LE operates on approximately 840 miles of track and provides freight transportation to its customers. The Wheeling Corporation is owned by a limited partnership that is controlled by management.
The Wheeling Corporation also wholly-owns Intermodal Operators, Inc., Wheeling Technologies Inc., and Akron Barberton Cluster Railway Company (“ABC”). During the year ended June 30, 2025, Wheeling Technologies Inc. formally dissolved and ceased operations.
NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES
Basis of Accounting
The Company’s assets and liabilities, revenues and expenses are recorded using the accrual method of accounting.
Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company and all of its wholly-owned subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation. The “Company” as used herein, refers to the consolidated entities.
Use of Estimates
The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.
Cash and Cash Equivalents
For purposes of the consolidated statements of cash flows, the Company uses the indirect method of reporting net cash flows from operating activities and considers all short-term investments with an original maturity of three months or less to be cash equivalents. At both June 30, 2025 and 2024, there were no cash equivalents.
Debt Securities Available for Sale and Related Allowance for Credit Losses
The Company classifies its marketable debt securities as available for sale. Debt securities classified as available for sale are carried in the consolidated financial statements at fair value. Realized gains and losses on available for sale debt securities, are included in other income; unrealized holding gains and losses are to be reported in other comprehensive income.
Management assesses the financial condition and near-term prospects of the issuer, industry and/or geographic conditions, credit ratings as well as other indicators at the individual security level. Impairments below cost in the estimated fair value of individual available for sale debt securities when there is an intent to sell or for which it is more likely than not the Company will be required to sell before the impairment is recovered, are realized in other income in the consolidated statements of income and comprehensive income. When there is not an intent to sell or it is more likely than not the Company will not be required to sell the security before the impairment is recovered, management assesses whether the decline in fair value has resulted from credit losses or other factors. If the present value of discounted cash flows expected to be collected is less than the amortized cost basis, a credit loss exists and an allowance for available for sale credit losses is recorded. Such losses are limited to the amount that amortized cost exceeds fair value, even if the amount of the credit loss is greater. Any future changes in the allowance for credit losses are recorded as provision for (reversal of) credit losses. Losses attributable to other factors are charged to accumulated other comprehensive income. Equity securities are carried in the consolidated financial statements at fair value, and both realized and unrealized gains and losses are included in earnings.
Comprehensive Income
Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net earnings. Certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale debt securities are reported as a separate component of the equity section of the consolidated balance sheets. Such items, along with net earnings, are components of comprehensive income.

THE WHEELING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2025 and 2024

Revenue Recognition
The Company’s primary source of revenue is freight rail transportation services. The primary performance obligation of the Company is to interchange (receive or forward) a revenue car with a connecting carrier (Class 1 railroad). The performance obligations are represented by bills of lading which create a series of distinct services that have a similar pattern of transfer to a customer. The revenues for each performance obligation are based on various factors which are outlined in private rate agreements, common carrier tariffs, and pricing quotes. The transaction price is generally a per car amount to interchange a revenue car.
The associated freight revenues are recognized at interchange (receive or forward). Certain contract refunds (which are primarily volume-based incentives) are recorded as a reduction to revenues on the basis of management’s best estimate of projected liability, which is based on historical activity, current shipment counts and expectation of future activity. Payment by customers or connecting carriers is due upon satisfaction of performance obligations. Payment terms are such that amounts outstanding at the period end are expected to be collected within one reporting period. The Company invoices customers at the time the bill of lading or service request is processed and therefore the Company has no material unbilled receivables and no contract assets. All performance obligations not fully satisfied at period end are expected to be satisfied within the reporting period immediately following.
Interline accounts receivable and payable reflect transactions with other railroads which the Company is required to enter into as part of settling freight payments received from or owed to customers. The Company follows Railway Accounting Rules as adopted by member railroads of The Association of American Railroads under the Interline Settlement System.
Non-freight revenues, including, but not limited to, transloading, car storage, demurrage, and rental income, are recognized at the point in time the services are provided or when the performance obligations are satisfied. Car storage revenue, collected from on-line customers and other companies, is recorded monthly as earned, from the time cars are interchanged to the Company until the time they are interchanged to another carrier. Demurrage revenue collected from on-line customers is billed and recorded monthly as earned.
Materials and Supplies
Materials and supplies consist mainly of diesel fuel, parts for equipment and other railroad property and are valued at the lower of cost (principally weighted average) or net realizable value.
Accounts Receivable and Allowance for Credit Losses
The Company extends credit to its customers in the normal course of business and performs ongoing credit evaluations of its customers. It is management’s policy to not accrue interest income on delinquent or impaired accounts receivables. The Company maintains an allowance for credit losses to reduce outstanding receivables to their net realizable value. A considerable amount of judgment is required when determining expected credit losses. Estimates of such losses are recorded when management believes a customer, or group of customers, may not be able to meet their financial obligations due to deterioration in financial condition or credit rating. Factors relevant to the assessment include prior collection history with customers, the related aging of past due balances, projections of credit losses based on historical trends in credit quality indicators or past events, and forecasts of future economic conditions. At both June 30, 2025 and 2024, management had recorded an allowance for credit losses of $3,842,589 and $3,417,589, respectively. Credit losses for the year ended June 30, 2025 was $425,000. Credit loss recovery for the year ended June 30, 2024 was approximately $257,000.
The change in allowance for credit losses for the years ended June 30 were as follows:

	2025	2024
Balance at Beginning of Year	$3,417,589	$4,130,148
Provision for Credit Losses (Recovery)	425,000	(256,706)
Amounts Written off Against the Allowance, Net of Recoveries	—	(455,853)
Balance at End of Year	$3,842,589	$3,417,589
Property and Equipment – Net
Property and equipment are stated at cost. Depreciation and amortization are recorded on the straight-line method over the economic useful life of the respective asset. When properties are retired or otherwise disposed of, the related costs and accumulated depreciation and amortization are removed from the accounts and any gain or loss is recorded in the consolidated statements of income. Expenditures for repairs and maintenance not considered to substantially lengthen property life are

THE WHEELING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2025 and 2024

charged to expense as incurred. Depreciation charged to expense for the years ended June 30, 2025 and 2024 was approximately $15,254,000 and $14,286,000, respectively.
Grant Funding
The Company receives federal and state grants through various programs to fund capital improvements and rehabilitate or construct rail facilities. These funds have been recorded by deducting the grant from the asset’s carrying amount at the time the right to receive such funds occurs. The net carrying amount is depreciated over the estimated useful life of the assets which have been funded by the grants. None of the Company’s grants represent a future liability of the Company unless the Company abandons the rehabilitated facility within a specified period of time as defined in the respective agreements. As the Company intends to comply with these agreements, they have recorded additions to property and equipment net of grants received. The Company presents the funds received under a government grant as a reduction in the carrying cost of the assets acquired with the grant proceeds. In the opinion of management, this accurately reflects the substance of the transaction. During the years ended June 30, 2025 and 2024, the Company received grant proceeds of approximately $3,326,000 and $8,781,000, respectively, and recorded the proceeds as a reduction of property and equipment carrying amounts.
Valuation of Long-Lived Assets
The Company accounts for the valuation of long-lived assets under FASB ASC 360, Property, Plant and Equipment. This guidance requires that long-lived assets and certain identifiable intangible assets to be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reportable at the lower of the carrying amount or fair value, less cost to sell.
Income Taxes
Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled. Deferred tax assets also are recognized for tax credits that are available to offset future federal and state income taxes. The Company accounts for the Federal Railroad Track Maintenance Credit (“RTMC”) as a reduction of currently payable federal and state tax expense to the extent it is utilized.
The Company follows the provisions of FASB ASC 740-10, “Accounting for Uncertainty in Income Taxes.” As a result, the Company must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate resolution.
Under FASB ASC 740-10, the Company recognizes potential liabilities associated with anticipated tax audit issues that may arise during an examination. Interest and penalties that are anticipated to be due upon examination are recognized as accrued interest and other liabilities with an offset to interest and other expense. The Company determined that there were no uncertainties with respect to the application of tax regulations in these jurisdictions.
The Company analyzed its tax positions taken on their Federal and State tax returns for the open tax years 2022, 2023, and 2024. Based on this analysis, management has determined that there were no uncertain tax positions and that the Company should prevail upon examination by the taxing authorities.
Concentrations of Credit Risk and Major Customers
The Company maintains its cash in various financial institutions. The Federal Deposit Insurance Corporation insures deposits at any one financial institution up to prescribed limits as set by law. The Company may, at times, exceed the limits set by law.
Financial instruments that potentially subject the Company to concentrations of credit risk consist of accounts receivable. Accordingly, amounts owed from two major customers represent approximately 19% and 14% of accounts receivable at June 30, 2025 and 2024, respectively. Freight revenue from these major customers represents approximately 38% and 40% of total revenue for the years ended June 30, 2025 and 2024, respectively.

THE WHEELING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2025 and 2024

Reclassification
Certain accounts in the prior-year consolidated financial statements have been reclassified for comparative purposes to conform with the presentation in the current-year consolidated financial statements.
Labor Concentration
Substantially all of the Company’s non-management employees work under six collective bargaining agreements at both June 30, 2025 and 2024. Agreements covering Maintenance of Way and Bridge & Building, Signal and Communication, Locomotive Mechanical, and Carmen employees are amendable on July 1, 2026. The agreement covering Engineers and Trainmen employees is amendable July 1, 2026, not to be effective until January 1, 2027. New agreements covering Maintenance of Way and Bridge & Building employees and Signal & Communication employees were effective March 26, 2022 and January 8, 2022, respectively.
Consolidated Statements of Cash Flows
Supplemental disclosures of cash flow information for the years ended June 30 is as follows:

	2025	2024
Cash Paid During the Year for:
Interest	$2,273,576	$165,226
Income Taxes	$783,500	$1,096,800
Supplemental disclosures of noncash investing and financing activities for the years ended June 30 is as follows:

	2025	2024
Right of Use Asset - Operating Leases in Exchange For Operating Lease Liability	$—	$3,923,346
Right of Use Asset - Financing Lease in Exchange For Financing Lease Liability	$40,908,121	$7,373,375
Compensation - Issuance of Partnership Interest	$1,400,470	$2,629,749
Leases
The Company leases track and equipment. The Company determines if an arrangement is a lease at inception. Operating leases are included in right of use (“ROU”) asset – operating leases, current portion of operating lease liability, and long-term operating lease liability on the consolidated balance sheets. Finance leases are included in right of use asset – financing leases, current portion of financing lease liability, and long-term financing lease liability on the consolidated balance sheets.
ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, the Company has elected to use a risk-free rate based on the information available at the commencement date in determining the present value of lease payments. The ROU asset also includes any lease payments made and excludes lease incentives. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.
The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.
In evaluating contracts to determine if they qualify as a lease, the Company considers factors such as if the Company has obtained substantially all of the rights to the underlying asset through exclusivity, if the Company can direct the use of the asset by making decisions about how and for what purpose the asset will be used and if the lessor has substantive substitution rights. This evaluation may require significant judgment.
Low-Value Leases
The Company has evaluated low-value leases such as equipment on a lease-by-lease basis. The Company has decided that for the leases with low value, the lease payments associated with those leases will be recognized as an expense on a monthly basis over the lease term. This is not in conformity with accounting principles generally accepted in the United States of America which required the leases to be accounted for under ASC 842. The overall effect of this departure is immaterial to the Company’s consolidated financial statements for the period ended June 30, 2025. Total lease expense for low-value leases was

THE WHEELING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2025 and 2024

approximately $70,000 for the period ended June 30, 2025. The lease payments due for the period ended June 30, 2026 for the low-value leases identified as of June 30, 2025 are approximately $48,000.
Subsequent Events
Management has evaluated subsequent events and transactions that occurred between June 30, 2025 through September 30, 2025, which is the date the consolidated financial statements were available to be issued. Management has determined such events have occurred; see Note 14 for a description of such events.
NOTE 3 — PROPERTY AND EQUIPMENT — NET
Property and Equipment consist of the following as of June 30:

	2025	2024
Roadway and Structures	$169,241,607	$153,270,523
Leasehold Improvements	104,918,493	94,200,751
Locomotives	63,474,675	61,988,533
Other Operating Equipment	183,690,462	175,251,787
Nontransportation Real Estate	3,911,276	3,306,436
Construction in Progress	7,115,554	8,909,790
	532,352,067	496,927,820
Less: Accumulated Depreciation and Amortization	(217,441,547)	(203,174,709)
Total Property and Equipment - Net	$314,910,520	$293,753,111
Non-transportation real estate consists primarily of land which is not used in the railway operations. Certain parcels of the land are leased under agreements which are cancelable upon 30 days’ notice by the Company (as lessor) or the lessee. The lease terms vary but are generally year to year. Rental income on these leases for the years ended June 30, 2025 and 2024 was approximately $5,170,000 and $5,241,000, respectively, and is included in other income - net in the consolidated statements of income.
NOTE 4 — MARKETABLE SECURITIES
Marketable securities consist of the following as of June 30:

	2025	2024
Fixed Rate Bonds and Treasury Securities (Debt)	$21,418,504	$17,648,021
Total Marketable Securities	$21,418,504	$17,648,021
The Company reassessed classification of certain investments and effective June 30, 2024, transferred all fixed rate bonds and treasury securities from held-to-maturity to available-for-sale securities.
There were no available for sale debt securities with gross unrealized losses in which management determined an allowance for credit losses was necessary as of June 30, 2025 and 2024.
Marketable securities are summarized as follows at June 30, 2025:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Fixed Rate Bonds	$21,205,551	$539,773	$(326,820)	$21,418,504
Marketable securities are summarized as follows at June 30, 2024:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Fixed Rate Bonds	$17,728,665	$357,753	$(438,397)	$17,648,021

THE WHEELING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2025 and 2024

The realized gains and losses from the sale of available-for-sale debt securities as determined using the specific identification method for the years ended June 30, 2025 and 2024 is as follows:

	2025	2024
Proceeds	$10,324,926	$18,262,173
Cost	(10,174,629)	(18,349,895)
Net Realized Gains (Losses)	$150,297	$(87,722)

Gross Realized Gains	$150,297	$12,500
Gross Realized Losses	—	(100,222)
Net Realized Gains (Losses)	$150,297	$(87,722)
Other Investment Security
The Company also has an investment (totaling less than 20%) in the common stock of the Montreal, Maine & Atlantic Railway Corporation (“MM&A”) which was carried at cost and amounted to $1,571,666 at June 30, 2010. During the year ended June 30, 2011, based upon information provided to Company management, the investment was determined to be impaired, and the Company established a valuation reserve and recorded an impairment loss for the full recorded value.
Fair Value
FASB ASC No. 820, “Fair Value Measurements,” establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements).
The three levels of the fair value hierarchy under FASB ASC No. 820 are described below:
Level 1 Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.
Level 2 Inputs to the valuation methodology include:
–Quoted prices for similar assets or liabilities in active markets;
–Quoted prices for identical or similar assets or liabilities in inactive markets;
–Inputs other than quoted prices that are observable for the asset or liability;
–Inputs that are derived principally from or corroborated by observable market data by correlation or other means.
If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.
Level 3 Inputs to the valuation methodology are unobservable and significant to the fair value measurement.
The asset's or liability's fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs. There have been no changes in the methodologies used at June 30, 2025 and 2024.
Fair value of assets measured on a recurring basis at June 30, 2025 is as follows:

	Level 1	Level 2	Level 3	Total
Fixed Rate Bonds	$21,418,504	$—	$—	$21,418,504
Total Assets at Fair Value	$21,418,504	$—	$—	$21,418,504
Fair value of assets measured on a recurring basis at June 30, 2024 is as follows:

	Level 1	Level 2	Level 3	Total
Fixed Rate Bonds	$17,648,021	$—	$—	$17,648,021
Total Assets at Fair Value	$17,648,021	$—	$—	$17,648,021

THE WHEELING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2025 and 2024

The following table presents the Company’s fixed maturities, AFS, by contractual maturity year, at June 30, 2025:

Contractual Maturity	Cost	Fair Value
One Year or Less	$7,726,265	$18,262,173
Over One Year Through Five Years	12,433,531	12,601,160
Over Five Years Through Ten Years	972,446	1,017,192
Over Ten Years	73,309	74,372
	$21,205,551	$31,954,897
The following table presents the Company’s fixed maturities, AFS, by contractual maturity year, at June 30, 2024:

Contractual Maturity	Cost	Fair Value
One Year or Less	$9,772,141	$9,895,174
Over One Year Through Five Years	7,038,481	6,799,033
Over Five Years Through Ten Years	918,043	953,814
Over Ten Years	—	—
	$17,728,665	$17,648,021
NOTE 5 — LONG-TERM — DEBT
Long-term debt at June 30 consists of:

	2025	2024
Note payable, payable in equal annual principal installments amounting to $1,390,744 plus interest at the Prime Rate (8.50% at June 30, 2024), through October 2024.	$—	$1,390,744
Subtotal	—	1,390,744
Less: Current Portion	—	(1,390,744)
Total Long-Term Debt	$—	$—
NOTE 6 — LEASES
The Company has operating and finance leases for track and equipment. Leases have remaining lease terms of one year to 137 years. For the years ended June 30, 2025 and 2024, assets recorded under finance leases were $48,281,496 and $7,373,375, respectively, and accumulated amortization associated with finance leases was $2,141,479 and $—, respectively.
The components of lease expense for the years ended June 30 are as follows:

	2025	2024
Operating Lease Cost	$2,680,080	$3,127,040
Finance Lease Expense
Amortization of ROU Assets	$2,141,479	$—
Interest on Lease Liabilities	1,973,475	—
Total Finance Lease Cost	$4,114,954	$—

THE WHEELING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2025 and 2024

Other information related to leases for the years ended June 30 are as follows:

	2025	2024
Weighted Average Remaining Lease Term
Operating Leases	122.76	114.78
Finance Leases	3.17	4.00
Weighted Average Discount Rate
Operating Leases	4.89%	4.87%
Finance Leases	4.67%	4.96%
Future minimum lease payments under non-cancellable leases as of June 30, 2025 are as follows:

	Operating Leases	Finance Leases
2026	$2,161,080	$4,453,608
2027	1,556,080	4,453,608
2028	1,208,040	16,461,236
2029	915,000	27,119,326
2030	915,000	—
Thereafter	119,865,000	—
Total Future Minimum Lease Payments	126,620,200	52,487,778
Less: Imputed Interest	(105,878,076)	(6,191,991)
Total	20,742,124	46,295,787
Less: Current Portion	(1,187,852)	(2,341,604)
Total Long-Term Lease Liability	$19,554,272	$43,954,183
Supplemental Cash Flow Information as of June 30:

	2025	2024
Operating Cash Flows From Operating Leases	$2,680,080	$3,023,200
Operating Cash Flows From Financing Leases	$1,973,475	$—
Financing Cash Flow From Financing Leases	$1,985,710	$—
Operating Leases
At its inception, the Company entered into an operating lease for main line track between Pittsburgh Junction, Ohio and Connellsville, Pennsylvania. The operating lease, as amended, requires quarterly lease payments of $228,750 ($915,000 per year) through May 2063. During August 2022, the Company exercised its right to extend the sublease to October 2161. The payments remain the same during the initial and subsequent lease term.
The Company entered into a Master Net Railcar Lease effective November 2008 for gondola cars. Effective August 2023, the lease was amended and extended for 100 gondola cars. The operating lease, as amended, requires lease payments of $550 per car per month through July 2026.
The Company entered into a Master Lease Agreement effective January 2019 for hopper cars. Effective January 2024, the lease was amended and extended for 148 hopper cars. The operating lease, as amended, requires lease payments of $330 per car per month through December 2027.
For the years ended June 30, 2025 and 2024, assets recorded under operating leases were approximately $20,742,000 and $22,397,000, respectively, and are recorded in right of use asset – operating leases on the consolidated balance sheets.

THE WHEELING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2025 and 2024

Financing Leases
Financing Leases The Company entered into a Master Finance Lease Agreement effective July 2024 for multiple rail cars. Prior to June 30, 2024, the Company received a portion of the rail cars related to the first, of four lease schedules, with a fair market value of approximately $7,373,000. During the year ended June 30, 2025, the Company received the remaining rail cars. The lease term for these rail cars are 60 months that includes a purchase option at month 48. Management has determined that it is reasonably certain the Company will exercise the purchase option. See Note 14 for additional information on the purchase option for the financing leases. Accordingly, the underlying assets will be amortized to the end of their useful lives, or 20 years.
NOTE 7 — INCOME TAXES
Components of the provision for income taxes for the years ended June 30 were as follows:

	2025	2024
Current Income Tax Expense (Benefit)
Federal	$968,498	$1,274,800
State	(117,000)	209,229
Total Current Income Tax Expense	851,498	1,484,029

Deferred Income Tax Expense	2,823,000	3,241,000
Total Income Tax Expense	$3,674,498	$4,725,029
The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities as of June 30 are presented below:

	2025	2024
Deferred Tax Assets
Accounts Receivable	$132,000	$43,000
Accounts Payable and Customer Overpayments	15,000	70,000
Payroll and Health Accruals	783,000	738,000
Other Current Liabilities	746,000	547,000
Marketable Equity Securities	—	—
Other Noncurrent Liabilities	303,000	263,000
Capital Loss Carryforward	6,000	6,000
Railroad Track Maintenance Credit	3,262,000	1,629,000
Deferred Tax Assets	5,247,000	3,296,000
Deferred Tax Liabilities
Prepaid Expenses	(331,000)	(325,000)
Property and Equipment	(60,294,000)	(55,526,000)
Deferred Tax Liabilities	(60,625,000)	(55,851,000)
Net Deferred Tax Liability	$(55,378,000)	$(52,555,000)
The Company’s effective income tax rate is lower than what would be expected if the federal statutory rate were applied to income before income taxes primarily because of the difference between items that are included in or excluded from income for financial reporting purposes and tax purposes and the application of RTMC.
The Appropriations Bill enacted on December 20, 2019 reauthorized 45G RTMC for years ending December 31, 2018 through December 31, 2022. The credit allows the Railroads and other eligible taxpayers to reduce their regular tax liability by 50% of the amount expended for railroad facilities limited to the extent of its miles. During the year ended December 31, 2020, RTMC was extended permanently and reduces the credit rate to 40% for the tax years beginning after December 31, 2022.

THE WHEELING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2025 and 2024

For both of the years ended June 30, 2025 and 2024, the Company earned and retained all of their track miles available under the RTMC generating a tax credit of $2,464,000. For the years ended June 30, 2025 and 2024, the Company purchased additional track miles from other eligible taxpayers for approximately $1,005,000 and $831,000, respectively. The expense for the purchases in 2024 are included in other income – net. For the years ended June 30, 2025 and 2024, the value of the additional track miles purchased from other eligible taxpayers available to be applied against federal income taxes was approximately $1,600,000 and $1,311,000, respectively.
The Company applied approximately $2,224,000 and $4,020,000 against federal income taxes in 2024 and 2023, respectively.
NOTE 8 — EMPLOYEE BENEFITS
The Company has established a self-insured health care plan for the purpose of providing health care benefits to participants. The plan covers substantially all full-time employees of the Company and the employee’s dependents if elected by the employee. The Company maintains stop-loss insurance coverage when an individual claim exceeds $1,250,000.
At June 30, 2025 and 2024, the Company has accrued liabilities of approximately $910,000 and $825,000, respectively, for claims incurred but not yet reported as of those dates. Due to uncertainties inherent in the estimation of overall benefits to be paid, it is at least reasonably possible that total benefits paid will be different than the amount accrued.
NOTE 9 — EMPLOYEE RETIREMENT PLAN
The Company sponsors a defined contribution plan with a 401(k) tax deferred savings option which covers substantially all full-time employees. The Company makes qualified non-elective contributions totaling $1,000 per year for certain hourly employees. The Company also makes discretionary matching contributions for salaried and certain hourly employees each pay period equal to 100% of the first 4% of eligible compensation contributed to the Plan. Additional amounts may be contributed at the discretion of the Company; however, there were no additional discretionary contributions to the plan in 2025 and 2024. Qualified non-elective and discretionary matching contributions totaled approximately $820,000 and $769,000 for the years ended June 30, 2025 and 2024, respectively.
NOTE 10 — RELATED PARTY TRANSACTIONS
MM&A (Note 4) issued a $6,000,000 revolving note payable to the Company in June 2009. The note bears interest payable monthly at a bank’s prime rate (being 7.50% at June 30, 2025) plus 2% per annum. The note was scheduled to mature with a balloon payment of all principal on June 15, 2014. It is collateralized by a first priority lien and security interest in all current assets of MM&A. Borrowings under the note totaled $3,212,589 at both June 30, 2025 and 2024. In August 2013 MM&A filed for bankruptcy, however, the liquidation proceedings are not complete and continue as of the date the Company’s consolidated financial statements were able to be issued. Accordingly, the Company maintains an impairment reserve for the remaining amount receivable. The Company has ceased accruing interest on the note.
NOTE 11 — CONTINGENCIES AND COMMITMENTS
There are various pending or threatened claims against the Company arising in the ordinary course of business related primarily to railway crossing accidents and employee injury claims (under the Federal Employer’s Liability Act – “FELA”). Claims related to crossing accidents and FELA claims are covered by stop-loss coverage that commences when an individual claim exceeds $250,000. Management of the Company believes that the consolidated financial statements include adequate accruals to cover anticipated losses with respect to such claims. In the opinion of management, the resolution of these claims will not have a material effect on the financial position of the Company.
Due to uncertainties inherent in the estimation of claims to be paid, it is at least reasonably possible that total settlements paid will be different than the amounts accrued.
NOTE 12 — TREASURY STOCK AND PARTNERSHIP INTERESTS
The Wheeling Corporation is wholly-owned by WLE Management Partners, L.P. (the “Partnership”). Treasury stock consists of Wheeling Corporation common shares held by the Company combined with interests in the Partnership held by the Company.
The components of the Company’s Treasury Stock consisted of the following as of June 30:

	2025	2024
Treasury Stock - 28,913 Common Shares at Cost	$5,487,214	$5,487,214
Treasury Stock - Partnership Interests (24.70% and 25.20% of the Partnership at June 30, 2025 and 2024, respectively)	18,141,081	19,498,753
	$23,628,295	$24,985,967

THE WHEELING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2025 and 2024

NOTE 13 — REVENUES
The Company disaggregates revenue from contracts with customers by services provided as it best depicts the nature, amount, and timing of revenue for the years ended June 30:

	2025	2024
Freight	$140,679,175	$141,157,947
Demurrage	2,164,975	2,707,675
Switching	5,977,347	5,712,810
Miscellaneous	1,630,036	1,487,495
	$150,451,533	$151,065,927
NOTE 14 — SUBSEQUENT EVENTS
On August 6, 2025, Percy Acquisition LLC (the “Buyer”), a subsidiary of FTAI Infrastructure Inc., entered into a stock purchase agreement with the Partnership. The Buyer will purchase all of the issued and outstanding capital stock of the Company. The agreement contains customary representations, warranties, and covenants by the parties, and is terminable at any time prior to closing by mutual written consent of the parties. The transaction closed on August 25, 2025. The shares are currently held in a voting trust awaiting approval from the Surface Transportation Board (“STB”). Upon closing of the deal, the Company initiated the purchase option related to the financing lease discussed in Note 6. The Buyer funded approximately $49,000,000 of the purchase option to be paid back by the Company through a Note Payable, due on demand, bearing interest at 8%.
Subsequent to the closing of the aforementioned transaction, the Company paid bonuses to employees totaling approximately $28,100,000 on August 29, 2025.